框架协议补充协议二

本补充协议（"本协议"）由下列各方于 2009 年 9 月__日在中国湖北省武汉市签订：

(1) **湖北省楚天广播电视信息网络有限责任公司**（"甲方"），系一家根据中国法律成立的法人，注册地址：湖北省武汉市武昌区粮道街紫金村特 1 号；

(2) **济南有线通网络技术有限责任公司**（"乙方"），系一家根据中国法律成立的法人，注册地址：山东省济南市青年东路文教大厦 1014 室；

(3) **湖北省楚天视讯网络有限公司**（"丙方"），系一家根据中国法律成立的法人，注册地址：湖北省武汉市武昌区中北路 1 号楚天都市花园 B 座 12 楼。

（以下甲方、乙方及丙方合称"各方"，单方称"一方"）。

鉴于：

一、 "甲方"与"乙方"于 2008 年 6 月 5 日签署《框架协议》，"丙方"系"甲方"及"乙方"为履行《框架协议》而设立的开展特定"业务"之法人；

二、 为实现《框架协议》项下合作目的，"甲方"与"丙方"于 2008 年 6 月 5 日签署《独家合作协议》和《资产转让协议》，"乙方"与"丙方"于 2008 年 6 月 5 日签署《独家技术服务协议》。另外，"甲方"与"乙方"于 2008 年 9 月 30 日签署《框架协议》之补充协议（"补充协议一"），"甲方"与"丙方"于 2008 年 9 月 30 日签署《独家合作协议》之补充协议。（以上《框架协议》、《资产转让协议》、《独家合作协议》、《独家技术服务协议》以及各自的附属文件，包括"丙方"之公司章程，共同构成《框架协议》项下所涉事宜的"交易文件"）；

"各方"有意变更有关合作事宜，并就《框架协议》有关事宜，达成补充协议如下：

第一条 "乙方"之资金支持

1.1 "各方"确认，"乙方"在 2009 年 10 月 15 日前，应以"甲方"及"乙方"确认的方式向"丙方"提供"人民币"328,500,000 元的资金支持。"丙方"应利用该款项向"甲方"支付"转让资产"的对价（该等对价总额已调整为"人民币"328,500,000 元）。

为免疑议，"乙方"将累计向"丙方"提供资金"人民币"379,500,000 元，其中"人民币"49,000,000 元为"乙方"投入"丙方"之注册资本金；"人民币"2,000,000 元作为"丙方"之资本公积金；"人民币"328,500,000 元为资金支持。"乙方"除根据"本协议"第 1.1 条款规定向"丙方"提供资金支持外，无需再向"丙方"提供额外资金支持。（"乙方"向"丙方"的具体资金支持计划见"本协议"附件一）

1.2 与"乙方"变更向"丙方"提供资金支持额度相适应，"各方"同意变更"丙方"与"乙方"签署之《独家技术服务协议》。《独家技术服务协议》的变更内容如下：

1.2.1 《框架协议》有效期内，"丙方"仅能雇佣"乙方"为其提供独家技术服务；

1.2.2 作为独家技术服务的对价，"丙方"将向"乙方"支付其每年度"净利润"（定义见下文）的6%。鉴于此，"丙方"应向"甲方"分配其45%之"净利润"，同时向"乙方"分配其55%之"净利润"（其中包括相等于"净利润"49%的股东分红及相等于"净利润"6%的技术服务对价）；

1.2.3 《独家技术服务协议》的有效期应为30年。

1.3 为免歧义，"本协议"所称之"净利润"系指：执行中国政府颁布的有效的会计准则下"丙方"每年度的税后利润。

第二条 "甲方"之股东借款

为保证"丙方"的业务发展和市场开拓，在"交割"后三年内，"甲方"应通过合法的方式向"丙方"提供总额为"人民币"250,000,000元的股东借款。股东借款的期限为5年，可根据"丙方"需要延长3年，期满"丙方"应将股东借款按"各方"确认的方式足额归还"甲方"。该股东借款应按照同期商业银行贷款基准利率计算利息。"丙方"应利用该款项，进行数字电视之建设及"业务"之拓展，惟"丙方"与"甲方"签署的资金支持协议的条款应在签署前经由"乙方"确认。

第三条 "转让资产"之对价之使用

"甲方"及"丙方"理解并同意：

3.1 "甲方"根据《框架协议》和《资产转让协议》而从"丙方"获得的"转让资产"之对价，应主要用于归还整合"资产"相关的前期贷款（相关贷款协议见"本协议"附件二）。"甲方"保证，除已经披露的外，相关"转让资产"和"出资资产"上未设置任何抵押或权利限制；如有，"甲方"将赔偿"乙方"及/或"丙方"因此所受之经济损失。

3.2 共管账户

3.2.1 "各方"应共同签署共管账户协议（具体协议内容参见附件三），以"丙方"的名义在摩根大通银行（中国）有限公司上海分行开设共管账户（"共管账户"），将"甲方"根据"交易文件"及"本协议"应从"丙方"获得的"转让资产"之对价中的部分款项即"人民币"79,320,000元，按照"甲方"及"乙方"确认的方式存入"共管账户"中。为免疑议，一旦"乙方"按照"本协议"第3.2.1条款规定将"人民币"79,320,000元存入"共管账户"中时，则"乙方"即已履行完毕"交易文件"项下及"本协议"第1.1条款项下应向"丙方"提供资金支持中的部分款项即"人民币"79,320,000元的支付义务，且"丙方"即已履行完毕"交易文件"项下及"本协议"第1.1条款规定之"转让资产"对价中的部分款项即"人民币"79,320,000元的支付义务。

3.2.2 "共管账户"中的资金用于担保"本协议"第 4.2 条款所规定之"丙方"之投资回报的实现。具体操作方式为："共管账户"中的资金应分六期向"乙方"等额支付，每期均用作抵销"丙方"按照"本协议"第 4.2 条款之规定应向"乙方"分配之半年期的投资回报。惟尚未被抵销之应付投资回报，仍应由"丙方"从未分配之"净利润"中向"乙方"进行分配。

3.2.3 任何对于该"共管账户"的操作必须取得"乙方"指定之人的签字盖章。未经"乙方"书面同意，"丙方"及/或"甲方"不得擅自改变"共管账户"中的资金用途和提取方式。"甲方"应积极配合"乙方"，以使"共管账户"的操作符合"本协议"以及共管账户协议之规定。

第四条 "丙方"之"净利润"分配

4.1 在"本协议"签署后五年期内，"丙方"应每半年向"甲方"及"乙方"分配一次"净利润"（含应向"乙方"支付之技术服务对价，下同）。自"本协议"签署后第六年起，"丙方"得每年向"甲方"及"乙方"分配一次"净利润"。其中，"净利润"分配比例应符合"本协议"第 1.3 条款之规定，即"丙方"应向"甲方"分配其 45%之"净利润"，同时向"乙方"分配其 55%之"净利润"。

4.2 尽管有"本协议"第 1.3 条和第 4.1 条款之规定，"甲方"及"丙方"保证，在"本协议"签署后五年内，"丙方"每半年向"乙方"分配的投资回报（含 49%的股东分红及 6%的技术服务对价）应不低于"乙方"实际出资额(包括"乙方"向"丙方"提供的注册资本及资本公积金出资，以及"乙方"向"丙方"提供的资金支持，共计"人民币"379,500,000 元)的 4%；自"本协议"签署后第六年起，"丙方"每年向"乙方"分配的投资回报应不低于"乙方"实际出资额的 8%。如"乙方"根据"本协议"第 4.1 条款所分得的投资回报低于前述每半年 4%或每年 8%的标准时，"丙方"应以其所有"净利润"优先向"乙方"分配，直至达到前述分配标准时，剩余部分为"甲方"在该年度所能分得之所有"净利润"。如"丙方"之全部"净利润"尚达不到前述"乙方"投资回报分配标准的，对于差额部分，"乙方"有权以"共管账户"中的资金予以补足。

4.3 "各方"同意并确定，如需改变本条款所规定之投资回报分配方案的，应征得三分之二以上表决权之股东的同意。

第五条 "丙方"之清算

"丙方"之营业期限为 30 年。营业期限届满后，"乙方"在"丙方"享有的股权和有关利益分配权利应无偿转让给"甲方"，"乙方"依据"本协议"规定向"丙方"提供的资金支持（"人民币"328,500,000 元）应无偿归"丙方"所有。

第六条 独家合作协议

"甲方"在此同意并确定，修改《独家合作协议》，并将其有效期延长至 30 年。

第七条 附则

7.1 "本协议"与《框架协议》及"补充协议一"具有同等效力，未在"本协议"中另行定义之术语具有《框架协议》中赋予他们的相同含义。

7.2 "本协议"与《框架协议》及"补充协议一"共同构成完整之《框架协议》，并取代此前任何就《框架协议》项下合作所达成的任何口头或书面的谈判、约定及协议。"本协议"与"交易文件"及各自相关的补充协议一起，构成"各方"就"本协议"所涉事项的完整协议。惟"本协议"与《框架协议》及其补充协议或"各方"此前为实现《框架协议》项下合作目的而签订的任何其他"交易文件"中规定冲突时，以"本协议"为准。

7.3 "各方"应根据"本协议"修改，或配合他方修改，并促使各自的代表、雇员或所任命之董事签署文件以修改，此前为实现《框架协议》项下合作目的而签订的任何其他"交易文件"。

7.4 "本协议"受中国法律管辖，并根据中国法律解释。

7.5 无论其他"交易文件"中是否另有规定，因"框架协议"及/或"本协议"引起或与其他任何"交易文件"有关的任何争议，"各方"应当首先进行友好协商。如果争议于协商开始后的 30 日内未能以上述方式解决，则任何一方均可将争议提交至中国国际经济贸易仲裁委员会，由三（3）名仲裁员按照申请仲裁时该会现行有效的仲裁规则在北京进行仲裁。仲裁以中文进行，仲裁裁决是终局的，对"各方"均有约束力。仲裁费用的分担由仲裁员决定。任何争议提交仲裁时，"各方"应继续履行"框架协议"及"本协议"。

7.6 "本协议"以中文书就，正本一式三份，每一方各执一份正本。

[以下无正文]

本协议经"各方"之正式授权代表于文首所示之日签署，以昭信守。

甲方：

湖北省楚天广播电视信息网络有限责任公司

签 署：

姓 名：

职 务：

乙方：

济南有线通网络技术有限责任公司

签 署：

姓 名：

职 务：

丙方：

湖北省楚天视讯网络有限公司

签 署：

姓 名：

职 务：

附件一

"甲方"及"乙方"对"丙方"之支持（单位：元人民币）

出资时间	2008年5月5日前（已支付）	《框架协议》签署后（已支付）	2009年10月15日前	"交割"后三年内	总计
支持期限					
资金类型	注册资本及资本公积金	资金支持	资金支持	股东借款	
甲方出资额	51,000,000			250,000,000	301,000,000
乙方出资额	51,000,000	140,000,000	188,500,000		379,500,000

附件二

贷款协议

附件三

共管账户协议

[English reference translation]

Supplementary Agreement II to the Framework Agreement

This Supplementary Agreement II to the Framework Agreement (**Agreement**) is entered into on ___ September 2009 in Wuhan City, Hubei Province, People's Republic of China (**PRC**).

by and among

(1) **Hubei Chutian Broadcasting and Television Network Co., Ltd.** (**Party A**), a legal entity established under the laws of the PRC with its registered address at Special No.1 Zijin Village, Liangdao Street, Wuchang District, Wuhan City, Hubei Province, PRC;

(2) **Jinan Youxiantong Network Technology Co., Ltd.** (**Party B**), a legal entity established under the laws of the PRC with its registered address at Suite 1014 Wenjiao Tower, Qingnian East Road, Jinan City, Shandong Province, PRC; and

(3) **Hubei Chutian Video & Information Network** (**Party C**), a legal entity established under the laws of the PRC with its registered address at Building 12, Tower B of Chutian Dushi Garden, No.1 Zhongbei Road, Wuchang District, Wuhan City, Hubei, PRC.

(Individually a **Party** and collectively the **Parties.**)

<u>RECITALS</u>

I. Party A and Party B entered into a Framework Agreement on 5 June 2008 (**Framework Agreement**), and established Party C in connection with the intended performance of the Framework Agreement and operation of the Business.

II. To carry out their cooperation under the Framework Agreement, Party A and Party C entered into an Exclusive Cooperation Agreement and Asset Transfer Agreement on 5 June 2008. For the same purpose and on the same date, Party B and Party C entered into an Exclusive Technology Service Agreement. Thereafter, on 30 September 2008, Party A entered into a Supplementary Agreement to the Framework Agreement (**Supplementary Agreement I**) and a Supplementary Agreement to the Exclusive Cooperation Agreement with Party B and Party C, respectively (the Framework Agreement, Asset Transfer Agreement, Exclusive Cooperation Agreement, Exclusive Technology Service Agreement and their respective schedules and supplementary agreements together with Party C's Articles of Association constitute

the **Transaction Documents** with regard to the issues contemplated under the Framework Agreement).

The Parties now wish to amend and further add to certain aspects of their cooperation under the Framework Agreement, in accordance with the terms and conditions set forth below:

Article 1 Financial Support from Party B

1.1 The Parties acknowledge that, prior to 15 October 2009, Party B shall extend RMB 328.5 million in financial support to Party C by a method agreed upon by Party A and Party B. Party C shall use such RMB 328.5 million amount as the consideration for the Transferred Assets (the total amount of the consideration for the Transferred Assets will be amended to RMB 328.5 million accordingly).

For the avoidance of doubt, Party B shall extend to Party C RMB 379.5 million in aggregate, of which RMB 49 million shall be contributed to Party C's registered capital, RMB 2 million shall be contributed to Party C's capital reserves, and RMB 328.5 million shall be contributed to Party C for financial support. Apart from the financial support set forth in Articles 1.1 and 1.2, Party B is not required to extend any additional financial support. (The specific financial support arrangement between Party B and Party C is described in Appendix I).

1.2 To reflect the changes to the amount of financial support to be extended by Party B to Party C, the Parties agree to amend the terms of the Exclusive Technology Service Agreement entered into by Party B and Party C as follows:

1.2.1 Party C shall hire only Party B to provide exclusive technical services during the term of the Framework Agreement;

1.2.2 Party C shall pay 6% of its annual Net Profits to Party B as consideration for its provision of exclusive technical services. 45% of Party C's Net Profits shall thus be apportioned to Party A, and 55% of Party C's Net Profits (including shareholder dividends equal to 49% of Party C's Net Profits and consideration for technical services equal to 6% of Party C's Net Profits) shall be apportioned to Party B; and

1.2.3 The Exclusive Technology Service Agreement will be valid for a term of 30 years.

1.3 For the avoidance of doubt, the term "Net Profits" as used in this Agreement refers to Party C's annual after-tax profits, calculated according to the accounting principles adopted by the relevant PRC authorities.

Article 2 Shareholder Loans from Party A

To ensure the business development and market expansion of Party C, Party A shall extend to Party C RMB 250 million in shareholder loans over a period of five years by legal means starting no less than three years after Closing. Such shareholder loans may be extended over an additional three years according to the needs of Party C. Party C shall repay Party A in full for these shareholder loans upon their maturity by a method agreed to by the Parties. Interest shall accrue on the shareholder loans extended by Party A in accordance with the commercial bank benchmark loan rate for the same period. Party C shall use the financial support for the development of digital television and expansion of the Business. The terms of the financial support agreement entered into between Party A and Party C shall be confirmed by Party B prior to its execution.

Article 3 Use of the Consideration for the Transferred Assets

Party A and Party C acknowledge and agree that:

3.1 The consideration for the Transferred Assets obtained by Party A from Party C pursuant to the Framework Agreement and Asset Transfer Agreement shall be used principally to repay the initial loan in connection with the Asset Transfer (the specific terms of such loan agreement are described in Appendix II). Party A warrants that, except as otherwise disclosed, the Transferred Assets and Contributed Assets are free of any mortgages or other encumbrances. If any such mortgage or other encumbrance exists, Party A shall compensate Party B and/or Party C for the economic losses suffered by them as a result.

3.2 Escrow Account

3.2.1 The Parties shall enter into an Escrow Account Agreement (the specific contents of which are described in Appendix III), and open an escrow account (**Escrow Account**) with the Shanghai Branch of JP Morgan Chase Bank (China) Company Limited in the name of Party C. In accordance with

the Escrow Account Agreement, Party B will deposit RMB 79.32 million of the total consideration payable to Party A by Party C for the Transferred Assets pursuant to the Transaction Documents and this Agreement into the Escrow Account, in accordance with the terms agreed to by Party A and Party B. For the avoidance of doubt, if Party B deposits RMB 79.32 million into the Escrow Account pursuant to Article 3.2.1, then Party B will have fulfilled its payment obligation with respect to RMB 79.32 million of the total financial support amount to be extended by Party B to Party C in accordance with the Transaction Documents and Article 1.1, and Party C will have paid RMB 79.32 million of the total consideration set forth in the Transaction Documents and Article 1.1 for the Transferred Assets.

3.2.2 The funds under the Escrow Account are to be used to secure the investment returns by Party C stipulated in Article 4.2. Specifically, the funds in the Escrow Account will be paid to Party B in six equal installments, and the funds of each installment will be used to offset the investment returns to be distributed to Party B by Party C at six-month intervals, as set forth in Article 4.2. Party C will distribute to Party B all the investment returns that are in excess of the amounts to be set-off from the Net Profits.

3.2.3 Party B's designee must sign for and affix Party B's seal on the relevant documents for any use of the Escrow Account. Without the written consent of Party B, neither Party A nor Party C shall change the usage or manner of withdrawals of funds from the Escrow Account. Party A shall cooperate with Party B in order to ensure that the use of the Escrow Account complies with both the stipulations of this Agreement and the Escrow Account Agreement.

Article 4 Distribution of Party C's Net Profits

4.1 For five years after the execution of this Agreement, Party C shall distribute its Net Profits to Party A and Party B every six months (such Net Profits distributed to Party B shall be deemed to include the consideration for the technical services provided by Party B to Party C, and are hereinafter referred to as one and the same). Starting from the sixth year after the execution of this Agreement, Party C shall

distribute its Net Profits to Party A and Party B once a year. Each distribution shall be based on the proportions set forth in Article 1.3, which provide that Party C shall distribute 45% and 55% of its Net Profits to Party A and Party B, respectively.

4.2 Notwithstanding Articles 1.3 and 4.1, Party A and Party C shall undertake to ensure that the investment returns distributed by Party C to Party B (including shareholder dividends equal to 49% of Party C's Net Profits and consideration for technical services equal to 6% of Party C's Net Profits) every six months for the first five years after the execution of this Agreement are not less than 4% of the actual amount of capital contributions made by Party B (including its contributions to the registered capital and capital reserves as well as its financial support to Party C - RMB 379.5 million in aggregate). As of the sixth year after the execution of this Agreement, the investment returns distributed by Party C to Party B each year shall not be less than 8% of the actual amount of the capital contributions made by Party B. If the investment returns distributed to Party B pursuant to Article 4.1 are less than the said 4% amount for any six months, or less than the said 8% amount for any year, Party C shall first distribute all of the Net Profits to Party B to meet the said investment returns distribution amount and the remaining amounts shall be distributed to Party A for that same period. If Party C's total Net Profits are less than the investment returns distribution amount for Party B specified above, Party B is entitled to make up the difference with funds from the Escrow Account.

4.3 The Parties agree and confirm that the consent of at least two-thirds of Party C's shareholders with voting rights must be obtained in order to amend the investment returns distribution plan described in this Article 4.

Article 5 Liquidation of Party C

Party C shall have an operating term of 30 years. Upon the expiration of such operating term, the equity interests and distribution rights of Party B in Party C shall be transferred to Party A without consideration, and the financial support (RMB 328.5 million) to be provided to Party C by Party B in accordance with this Agreement shall be transferred to Party C without consideration.

Article 6 Exclusive Cooperation Agreement

Party A hereby agrees and confirms to amend the Exclusive Cooperation Agreement to extend its term to 30 years.

Article 7 Miscellaneous

7.1 This Agreement shall have the same force and effect as the Framework Agreement and Supplementary Agreement I. Terms not otherwise defined herein shall have the meanings ascribed to them in the Framework Agreement.

7.2 This Agreement together with the Framework Agreement and Supplementary Agreement I constitute the entire Framework Agreement, and shall supersede all prior negotiations, covenants and agreements, whether written or oral, among the Parties with respect to their cooperation under the Framework Agreement. This Agreement along with the Transaction Documents and their supplementary agreements constitute the entire agreement among the Parties with respect to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of the Framework Agreement and the relevant supplementary agreements, or any other of the Transaction Documents previously signed among the Parties for the purpose of carrying out their cooperation under the Framework Agreement, the provisions of this Agreement shall prevail.

7.3 The Parties shall amend, or cooperate with other parties to amend, and cause their respective representatives, employees and/or appointed directors to sign the relevant documents in order to amend, any other of the Transaction Documents signed for the purpose of carrying out the cooperation under the Framework Agreement, such that it accords with the terms of this Agreement.

7.4 This Agreement shall be governed by and interpreted in accordance with PRC law.

7.5 Notwithstanding anything to the contrary in the Transaction Documents, all disputes arising from the Framework Agreement and/or this Agreement and/or in connection with any other of the Transaction Documents shall in the first instance be resolved by friendly consultations among the Parties. If any dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, any Party may submit it to the China International Economic and Trade Arbitration Commission for arbitration in Beijing before three arbitrators in accordance with the Commission's then-current arbitration rules. The arbitration shall be conducted in

the Chinese language, and the award shall be final and binding on the Parties. The allocation of arbitration fees shall be determined by the arbitrators. The Parties shall continue to perform the Framework Agreement and this Agreement during the arbitration of any dispute.

7.6 This Agreement has been drafted in the Chinese language and shall be executed in three sets of originals. Each Party shall retain 1 set of originals.

[*The space below has been intentionally left blank.*]

IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representative on the date first written above.

Party A:	**Party B:**
Hubei Chutian Broadcasting and Television Network Co., Ltd.	**Jinan Youxiantong Network Technology Co., Ltd.**
By : ________________	By : ________________
Name :	Name :
Title :	Title :

Party C:

Hubei Chutian Video & Information Network

By : ________________

Name :

Title :

Appendix I

Support to Party C from both Party A and Party B (Unit: RMB)

Time of capital contributions	Prior to 5 May 2008 (paid in full)	After the execution of the Framework Agreement (paid in full)	Prior to 15 October 2009	Within three years after Closing	In Aggregate
Term of financial support					
Type of Capital	Registered capital and capital reserves	Financial support	Financial support	Shareholder loans	
Party A's capital contributions	51,000,000			250,000,000	301,000,000
Party B's capital contributions	51,000,000	140,000,000	188,500,000		379,500,000

Appendix II

Loan Agreement

Appendix III

Escrow Account Agreement